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                                                                    Exhibit 99.1


            CERTIFICATE REGARDING MICROFIELD GRAPHICS, INC.'S 10-KSB
                      FOR THE YEAR ENDED DECEMBER 28, 2002

     In connection with the annual report on Form 10-KSB of Microfield Graphics, Inc. (the "Company") for the year ended December 28, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal executive officer of the Company, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

     The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, I have executed this certificate as of this 21st day of March 2003.

                                                 /s/ STEVEN M. WRIGHT
                                          --------------------------------------
                                                     Steven M. Wright
                                          President and Chief Executive Officer